SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 24, 2007
Date of Report (Date of earliest event reported)

Agfeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Qing Lan Avenue
Economic and Technical Development Zone
Nan Chang City, Jiangxi Province
China, 330013
(Address of principal executive offices)

86-0791-2189878
(Registrant’s telephone number, including area code)

(Former name or former address,
if changed since last report.)

Item 8.01. Other Events.

On August 24, 2007, AgFeed Industries, Inc. (“AgFeed”) issued a press release announcing that the NASDAQ Stock Market approved its common stock for listing. A copy of this release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 27, 2007, AgFeed issued a press release announcing that the NASDAQ Stock Market approved the change of its stock trading symbol from "AGFI" to "FEED." A copy of this release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC

Date: August 28, 2007	By:	/s/ Xiong Junhong
Name: Xiong Junhong
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press Release dated August 24, 2007.

99.2	Press Release dated August 27, 2007.